EXHIBIT 99.1
NEWS RELEASE
FOR IMMEDIATE RELEASE
For Further Information Contact:
Charles D. Knight
Executive Vice President
Chief Financial Officer
InvestorRelations@catocorp.com
CATO REPORTS
3Q RESULTS
CHARLOTTE, N.C. (November 20, 2025) – The Cato Corporation (NYSE:
CATO)
today reported a net loss of $5.2
million or ($0.28) per diluted share for the third quarter ended November
1, 2025, compared to a net loss of $15.1 million
or ($0.79) per diluted share for the third quarter ended November
2, 2024.
Sales for the third quarter ended November 1, 2025 were $153.7 million, an increase of 6% from sales of $144.6 million
for the third quarter ended November 2, 2024. The Company’s same-store sales for the quarter increased 10% compared
to 2024.
For the nine months ended November 1, 2025, the Company reported net income of $5.0 million or $0.25 per diluted
share, compared to a net loss of $4.0 million or ($0.24) per diluted share for the nine months ended November 2, 2024.
Sales for the nine months ended November 1, 2025 were $496.8 million, an increase of 2% to sales of $486.8 million for
the nine months ended November 2, 2024.
Year-to-date same-store sales increased 6% compared to 2024.
“Our positive second quarter sales trend continued into the third quarter.
We attribute this, in part due to 2024 third
quarter sales being negatively impacted by three major hurricanes over a five week span and supply chain issues causing
late merchandise receipts to the stores,” stated John Cato, Chairman,
President, and Chief Executive Officer. “We
believe
the fourth quarter will be challenging due in part to the slowdown in employment growth and lower expected economic
growth.
We will continue to tightly manage our expenses and inventory levels, while driving continued sales growth in the fourth quarter.”
Gross margin increased from 28.8% to 32.0% of sales in the quarter due to lower freight, distribution, buying and
occupancy costs as a percent of sales, partially offset by higher markdowns.
SG&A expenses as a percent of sales
decreased from 40.0% to 37.1% of sales during the quarter primarily due to lower payroll, professional fees and insurance
costs as a percent of sales. SG&A expenses were $57.0 million, a $0.9 million reduction compared to last year. The tax
benefit for the quarter was $1.2 million versus tax expense of $0.3 million in the prior year, primarily due to a reduction in
foreign income taxes and an increase in the roll-off of reserves for uncertain tax positions in the current year.
Year
-to-date gross margin increased to 34.5% of sales from 33.3% in the prior year primarily due to lower freight,
distribution, buying and occupancy costs as a percent of sales, partially offset by higher markdowns.
The year-to-date
SG&A rate was 34.2% versus 35.5% primarily due to lower payroll and insurance costs as a percent of sales.
Year
-to-
date SG&A expenses decreased to $169.7 million from $172.8 million last year. The tax benefit for the nine-month period was $0.5 million compared to $1.6 million tax expense last year, due to a reduction in foreign income taxes and an
increase in the roll-off of reserves for uncertain tax positions in the current year.
Year
-to-date, the Company closed 16 stores.
As of November 1, 2025, the Company has 1,101 stores
in 31 states,
compared to 1,167 stores in 31 states as of November 2, 2024.

The Cato Corporation is a leading specialty retailer of value-priced fashion apparel and accessories operating three
concepts, “Cato,” “Versona” and “It’s
Fashion.”
The Company’s Cato stores offer exclusive merchandise with fashion and quality comparable to mall specialty stores at low prices every day. The Company also offers exclusive merchandise
found in its Cato stores at www.catofashions.com.
Versona
is a unique fashion destination offering apparel and
accessories including jewelry, handbags and shoes at exceptional prices every day. Select Versona merchandise can also
be found at www.shopversona.com. It’s Fashion offers fashion with a focus on the latest trendy styles for the entire family at low prices every day.
Statements in this press release that express a belief, expectation or intention, as well as those that are not a historical fact,
including, without limitation, statements regarding the Company’s expected or estimated operational financial
results, activities or opportunities, and potential impacts and effects of the coronavirus are considered “forward-looking”
within the meaning of The Private Securities Litigation Reform Act of 1995.
Such forward-looking statements are based
on current expectations that are subject to known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those contemplated by the forward-looking statements.
Such factors include, but
are not limited to, any actual or perceived deterioration in the conditions that drive consumer confidence and spending, including, but not limited to, prevailing social, economic, political and public health conditions and uncertainties, levels
of unemployment, fuel, energy and food costs, wage rates, tax rates, interest rates, home values, consumer net worth and the availability of credit; changes in laws or regulations affecting our business including but not limited to tariffs;
uncertainties regarding the impact of any governmental action regarding, or responses to, the foregoing conditions;
competitive factors and pricing pressures; our ability to predict and respond to rapidly changing fashion trends and consumer demands; our ability to successfully implement our new store development strategy to increase new store
openings and the ability of any such new stores to grow and perform as expected; adverse weather, public health threats
(including the global coronavirus (COVID-19) outbreak) or similar conditions that may affect our sales or operations;
inventory risks due to shifts in market demand, including the ability to liquidate excess inventory at anticipated margins;
and other factors discussed under “Risk Factors” in Part I, Item 1A of the Company’s
most recently filed annual report
on Form 10-K and in other reports the Company files with or furnishes to the SEC from time to time.
The Company does
not undertake to publicly update or revise the forward-looking statements even if experience or future changes make it clear that the projected results expressed or implied therein will not be realized. The Company is not responsible for any changes made to this press release by wire or Internet services.
* * *

THE CATO CORPORATION
CONDENSED CONSOLIDATED STATEMENTS
OF INCOME (UNAUDITED)
FOR THE PERIODS ENDED November 1, 2025 AND November 2, 2024
(Dollars in thousands, except per share data)
Quarter Ended Nine Months Ended
November 1, % November 2, % November 1, % November 2, %
2025
Sales
2024
Sales
2025
Sales
2024
Sales
REVENUES
Retail sales
$ 153,739 100.0% $ 144,642 100.0% $ 496,811 100.0% $ 486,848 100.0%
Other revenue (principally finance,
late fees and layaway charges)
1,663 1.1% 1,528 1.1% 5,342 1.1% 5,049 1.0%
Total revenues
155,402 101.1% 146,170 101.1% 502,153 101.1% 491,897 101.0%
GROSS MARGIN (Memo) 49,222 32.0% 41,687 28.8% 171,509 34.5% 162,266 33.3%
COSTS AND EXPENSES, NET
Cost of goods sold
104,517 68.0% 102,955 71.2% 325,302 65.5% 324,582 66.7%
Selling, general and administrative
56,974 37.1% 57,876 40.0% 169,670 34.2% 172,809 35.5%
Depreciation
2,444 1.6% 2,737 1.9% 7,532 1.5% 7,106 1.5%
Interest and other income
(2,181) -1.4% (2,646) -1.8% (4,775) -1.0% (10,209) -2.1%
Costs and expenses, net
161,754 105.2% 160,922 111.3% 497,729 100.2% 494,288 101.5%
Income Before Income Taxes (6,352) -4.1% (14,752) -10.2% 4,424 0.9% (2,391) -0.5%
Income Tax Expense
(1,163) -0.8% 322 0.2% (528) -0.1% 1,614 0.3%
Net Income (Loss) $ (5,189) -3.4% $ (15,074) -10.4% $ 4,952 1.0% $ (4,005) -0.8%
Basic Earnings Per Share $ (0.28) $ (0.79) $ 0.25 $ (0.24)
- (1) - -
D iluted Earnings Per Share
$ 0.35 $ 0.01 $ 0.51 $ 0.54

THE CATO CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)
November 1,
February 1,
2025
2025
(Unaudited) (Unaudited)
ASSETS
Current Assets
Cash and cash equivalents
$ 22,769 $ 20,279
Short-term investments
56,204
57,423
Restricted cash
2,675 2,799
Accounts receivable - net
26,093 24,540
Merchandise inventories
94,065 110,739
Other current assets
8,603 7,406
Total Current Assets 210,409 223,186
Property and Equipment - net 55,912 60,326
Other Assets 20,650 19,979
Right-of-Use Assets, net 163,261 148,870
TOTAL
$ 450,232 $ 452,361
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities $ 109,825 $ 130,684
Current Lease Liability 42,262 57,555
Noncurrent Liabilities 12,782 13,485
Lease Liability 117,719 88,341
Stockholders' Equity 167,644 162,296
TOTAL
$ 450,232 $ 452,361